Exhibit 10.11
Amendment to the Worthington Industries, Inc.
Deferred Profit Sharing Plan
     WHEREAS, Worthington Industries, Inc. (the “Company”) has established the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Plan”) for the benefit of its eligible employees; and
     WHEREAS, the Plan provides that the Company may amend the Plan; and
     WHEREAS, the Company desires to amend the Plan in order to add a Roth 401(k) Contribution feature to the Plan and for certain other reasons;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. “90%” shall be substituted for “50%” where it appears in Section 3.1, effective on and after January 1, 2009.
     2. Effective on and after January 1, 2009, Section 10.1 shall be deleted in its entirety and the following shall be substituted:
10.1. Retirement. Upon an Active Participant’s retirement from the employ of the Company and all Related Employers on or after the date his age and number of Continuous Years of Service equal 65, and has attained age 55 with five (5) Continuous Years of Service, he shall be entitled to receive the entire balance of his Account. Payment of the Participant’s Account shall be made as provided in Section 14 hereof.
     3. Effective on and after January 1, 2010, the following new Appendix B shall be added:
Appendix B — Roth 401(k) Contributions
     Effective on and after January 1, 2010, a 401(k) Participant may make Roth 401(k) Contributions through an Enrollment Designation on the same basis as the 401(k) Participant can make 401(k) Contributions. Roth 401(k) Contributions made by a 401(k) Plan Participant shall be allocated to the Participant’s Roth 401(k) Contribution Account. A 401(k) Participant’s Roth 401(k) Contribution Account will generally be treated by the Plan in the same manner as such person’s 401(k) Contribution Account. Notwithstanding the foregoing, all salary deferral contributions made as a condition of participation in the Plan (i.e., “automatic enrollment” contributions) shall be made by a Participant as 401(k) Contributions.
     Roth 401(k) Contributions made by a 401(k) Participant in a Plan Year or calendar year shall be aggregated with such person’s 401(k) Contributions for the purpose of determining the limitations set forth in Sections 3.1, 9.1, 9.2 and 9.3. Should an excess contribution occur as a result of the application of any such section, the Committee may create an ordering rule as to in what order the Participant’s Roth 401(k) Contributions are to be distributed.
     An Active Participant or an Eligible Employee may make Qualified Rollover Contributions consisting of Roth 401(k) Contributions from another eligible retirement plan on the same basis as such person may make other Qualified Rollover Contributions, except that all Qualified Rollover Contributions which consist of Roth 401(k) Contributions are required to be placed in a separate Roth Qualified Rollover Contribution Account.
     A Participant may make a withdrawal from his Roth 401(k) Contribution Account and Roth Qualified Rollover Contribution Account on the same basis as the Participant may make a withdrawal from the Participant’s 401(k) Contribution Account and Roth Qualified Rollover Contribution Account when permitted by and in accordance with Sections 14.1, 15.1, 15.2, 15.3, 15.4 and 15.5 of the Plan. The Committee may create an ordering rule as to in what order Roth 401(k) Contributions are to be distributed in accordance with each section.
     For the purpose of this appendix, Roth 401(k) Contributions are a contribution of a portion of a 401(k) Participant’s Compensation to the Plan which are made by the 401(k) Participant pursuant to an Enrollment Designation which is included in such person’s federal income tax when made, is made in accordance with Code Section 402A, and is irrevocably designated as Roth 401(k) Contributions at the time made.
     4. Item 3 of the amendment for the Pension Protection Act of 2006 shall be deleted in its entirety and the following shall be added to the end of Section 9.3(a):
For the 2007 calendar year, gain or loss shall continue to include the allocable gain or loss for the period between the end of the calendar year and the date of distribution to the Participant.
     5. The following shall be added to Section 14.2 at the end thereof, effective for distributions on and after January 1, 2010.

Notwithstanding the foregoing in this Section 14.2, (a) the automatic rollover provisions of item 1 of the Third Amendment shall not apply; and (b) the cash-out amount set forth in this Section 14.2 shall be reduced to not more than $1,000.
          IN WITNESS WHEREOF, the undersigned has executed this amendment as Plan sponsor for the benefit of its eligible employees and the eligible employees of all participating companies, effective as set forth above.

WORTHINGTON INDUSTRIES, INC.
By:	/s/ Dale T. Brinkman
	Print Name:	Dale T. Brinkman
	Title:	Vice President — Secretary

Date: 12-28-2009

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